EXHIBIT 99.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of Alion Science and Technology Corporation (the “Corporation”) on Form 10-Q for the period ending December 20, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Bahman Atefi, Chief Executive Officer of the Corporation, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Corporation.

Date:	February 3, 2003	By: _________________________ Name: Bahman Atefi Title: Chief Executive Officer